Exhibit 99
Silicon Labs Reports Fourth Quarter and Full Year 2025 Results
AUSTIN, Texas – February 4, 2026 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the fourth quarter and full year 2025, which ended January 3, 2026.
“The Silicon Labs team completed fiscal 2025 with continued strong execution, delivering an impressive year-over-year revenue growth of 34%,” said Matt Johnson, President and Chief Executive Officer of Silicon Labs. “That momentum continues as we enter 2026 with record opportunity funnel and design win traction.”
Due to the separately announced pending acquisition of Silicon Labs by Texas Instruments, Silicon Labs will cancel its previously announced earnings call scheduled for February 10, 2026, and has suspended providing forward-looking guidance.
Full Year 2025 Financial Highlights
•Revenue was $785 million, up 34% year-over-year
•Industrial & Commercial revenue for the year was $445 million, up 31% year-over-year
•Home & Life revenue for the year was $340 million, up 38% year-over-year
Results on a GAAP basis:
•GAAP gross margin was 58.2%
•GAAP operating expenses were $528 million
•GAAP operating loss was $71 million
•GAAP diluted loss per share was $(1.98)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 58.5%
•Non-GAAP operating expenses were $434 million
•Non-GAAP operating income was $25 million
•Non-GAAP diluted earnings per share was $0.92
Fourth Quarter Financial Highlights
•Revenue was $208 million, up 25% year-over-year
•Industrial & Commercial revenue for the quarter was $122 million, up 37% year-over-year
•Home & Life revenue for the quarter was $87 million, up 12% year-over-year
Results on a GAAP basis:
•GAAP gross margin was 63.4%
•GAAP operating expenses were $135 million
•GAAP operating loss was $3 million
•GAAP diluted loss per share was $(0.08)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 63.6%

•Non-GAAP operating expenses were $112 million
•Non-GAAP operating income was $21 million
•Non-GAAP diluted earnings per share was $0.56
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is the leading innovator in low-power wireless connectivity, building embedded technology that connects devices and improves lives. Merging cutting-edge technology into the world's most highly integrated SoCs, Silicon Labs provides device makers the solutions, support, and ecosystems needed to create advanced edge connectivity applications. Headquartered in Austin, Texas, Silicon Labs has operations in over 16 countries and is the trusted partner for innovative solutions in the smart home, industrial IoT, and smart cities markets. Learn more at silabs.com.
Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: fluctuating changes in global trade policies, including the imposition of tariffs, duties, trade sanctions, or other barriers to international commerce; the impact of the current global memory chip shortage; the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of public health crises on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; risks relating to compliance with laws and regulations; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Revenues	$208,206	$166,249	$784,764	$584,386
Cost of revenues	76,128	76,026	327,781	272,198
Gross profit	132,078	90,223	456,983	312,188
Operating expenses:
Research and development	89,521	82,438	353,246	332,225
Selling, general and administrative	45,809	36,412	174,278	145,453
Operating expenses	135,330	118,850	527,524	477,678
Operating loss	(3,252)	(28,627)	(70,541)	(165,490)
Other income (expense):
Interest income and other, net	2,932	2,978	13,604	11,987
Interest expense	(214)	(260)	(975)	(1,310)
Loss before income taxes	(534)	(25,909)	(57,912)	(154,813)
Provision (benefit) for income taxes	2,150	(2,086)	6,995	36,197
Net loss	$(2,684)	$(23,823)	$(64,907)	$(191,010)

Loss per share:
Basic	$(0.08)	$(0.73)	$(1.98)	$(5.93)
Diluted	$(0.08)	$(0.73)	$(1.98)	$(5.93)

Weighted-average common shares outstanding:
Basic	32,920	32,420	32,721	32,191
Diluted	32,920	32,420	32,721	32,191

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended January 3, 2026
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Other Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$208,206

Gross profit	132,078	63.4%	$400	$—	$—	$132,478	63.6%

Research and development	89,521	43.0%	12,190	2,295	404	74,632	35.8%

Selling, general and administrative	45,809	22.0%	8,089	—	461	37,259	17.9%

Operating expenses	135,330	65.0%	20,279	2,295	865	111,891	53.7%

Operating income (loss)	(3,252)	(1.6%)	20,679	2,295	865	20,587	9.9%

	Three Months Ended January 3, 2026
Non-GAAP Earnings (Loss) Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Other Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(2,684)	$20,679	$2,295	$865	$(2,511)	$18,644
		Shares Excluded Due to Net Loss
Diluted shares outstanding	32,920	279				33,199

Diluted earnings (loss) per share	$(0.08)					$0.56
*Represents pre-tax amounts

	Twelve Months Ended January 3, 2026
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Other Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$784,764

Gross profit	456,983	58.2%	$1,944	$—	$—	$458,927	58.5%

Research and development	353,246	45.0%	48,447	13,369	934	290,496	37.0%

Selling, general and administrative	174,278	22.2%	29,933	—	1,216	143,129	18.2%

Operating expenses	527,524	67.2%	78,380	13,369	2,150	433,625	55.3%

Operating income (loss)	(70,541)	(9.0%)	80,324	13,369	2,150	25,302	3.2%

	Twelve Months Ended January 3, 2026
Non-GAAP Earnings (Loss) Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Other Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(64,907)	$80,324	$13,369	$2,150	$(591)	$30,345
		Shares Excluded Due to Net Loss
Diluted shares outstanding	32,721	260				32,981

Diluted earnings (loss) per share	$(1.98)					$0.92
*Represents pre-tax amounts

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	January 3, 2026	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$364,222	$281,607
Short-term investments	79,400	100,554
Accounts receivable, net	64,513	54,479
Inventories	95,566	105,639
Prepaid expenses and other current assets	70,316	59,754
Total current assets	674,017	602,033
Property and equipment, net	128,643	132,136
Goodwill	376,389	376,389
Other intangible assets, net	23,130	36,499
Other assets, net	67,138	75,617
Total assets	$1,269,317	$1,222,674
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$50,717	$42,448
Deferred revenue and returns liability	5,359	3,073
Other current liabilities	87,711	52,362
Total current liabilities	143,787	97,883
Other non-current liabilities	31,112	44,770
Total liabilities	174,899	142,653
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 32,955 and 32,458 shares issued and outstanding at January 3, 2026 and December 28, 2024, respectively	3	3
Additional paid-in capital	157,402	78,227
Retained earnings	936,814	1,001,721
Accumulated other comprehensive income	199	70
Total stockholders’ equity	1,094,418	1,080,021
Total liabilities and stockholders’ equity	$1,269,317	$1,222,674

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	January 3, 2026	December 28, 2024
Operating Activities
Net loss	$(64,907)	$(191,010)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	24,716	25,551
Amortization of other intangible assets	13,369	23,034
Stock-based compensation expense	80,324	61,503
Deferred income taxes	881	29,470
Changes in operating assets and liabilities:
Accounts receivable	(10,034)	(25,184)
Inventories	9,992	88,494
Prepaid expenses and other assets	8,826	27,362
Accounts payable	6,333	(15,155)
Other current liabilities and income taxes	36,781	(21,768)
Deferred revenue and returns liability	2,286	956
Other non-current liabilities	(12,859)	(17,163)
Net cash provided by (used in) operating activities	95,708	(13,910)

Investing Activities
Purchases of marketable securities	(34,790)	(73,602)
Sales of marketable securities	15,393	54,227
Maturities of marketable securities	40,716	131,858
Purchases of property and equipment	(29,922)	(11,748)
Proceeds from capital-related government incentives	578	—
Proceeds from sale of equity investment	—	12,382
Purchases of other assets	(4,000)	—
Net cash provided by (used in) investing activities	(12,025)	113,117

Financing Activities
Payments on debt	—	(45,000)
Repurchases of common stock	—	(16)
Payment of taxes withheld for vested stock awards	(15,706)	(16,434)
Proceeds from the issuance of common stock	14,638	16,346
Net cash used in financing activities	(1,068)	(45,104)

Increase in cash and cash equivalents	82,615	54,103
Cash and cash equivalents at beginning of period	281,607	227,504
Cash and cash equivalents at end of period	$364,222	$281,607